EXHIBIT 99.1

HAIN CELESTIAL RECEIVES LENDER
WAIVER AND EXTENSION OF CREDIT FACILITY

Lake Success, NY, February 27, 2017—The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today announced it has received a waiver and extension of certain obligations under its unsecured credit facility from its lenders until May 30, 2017. This relates to the delivery of certain financial information under the credit facility including the Company’s audited financial statements for its fiscal year 2016 as well as the financial statements for the first and second quarters of fiscal year 2017. This will allow the Company to be compliant with its reporting obligations while it works to complete the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2016 as well as its Quarterly Reports on Form 10-Q for the periods ended September 30, 2016 and December 31, 2016.

“We are pleased to continue to receive the support of our bank group led by Bank of America Merrill Lynch and Wells Fargo in securing this waiver and extension as we move toward a conclusion in our reporting process,” commented Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We appreciate the continued confidence of the bank group in the Company, as we have a solid financial platform with operating flexibility including working and acquisition capital to support our strategic growth initiatives.”

As of December 31, 2016 there was $790 million in borrowings under the credit facility, and the Company had $157 million in cash from its worldwide operations.

The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the filing of the Annual Report on Form 10-K for the fiscal year ended June 30, 2016, the Quarterly Report on Form 10-Q for the period ended September 30, 2016, the Quarterly Report on Form 10-Q for the period ended December 31, 2016 and the Quarterly Report on Form 10-Q for the period ended March 31, 2017, if necessary. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified, the possibility that errors may be identified, which may be material, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Contact:
Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com